Exhibit 10.27

TIME SHARING AGREEMENT

This Time Sharing Agreement (the “Agreement”) is effective as of July 15, 2004 by and between The PNC Financial Services Group, Inc., a Pennsylvania corporation, with offices at Attn: Gary J. Saulson, Two PNC Plaza, 620 Liberty Ave., FL 19, Pittsburgh, PA 15222 (“Lessor”), and James E. Rohr, with a business address of One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222-2707 (“Lessee”);

RECITALS

WHEREAS, Lessor is the owner of that certain Hawker 800XP aircraft bearing the United States Registration Number N74PC and Manufacturer’s Serial Number 258567 (“N74PC”), and Lessor is the owner of that certain Hawker 800XP aircraft bearing the United States Registration Number N800PC and Manufacturer’s Serial Number 258369 (“N800PC”) (N74PC and N800PC collectively being referred to as “Aircraft”);

WHEREAS, Lessor employs a fully qualified flight crew to operate the Aircraft; and

WHEREAS, Lessor and Lessee desire to lease said Aircraft with flight crew on a non-exclusive time-sharing basis as defined in Section 91.501 (c) (1) of the Federal Aviation Regulations (“FAR”);

Page 1of 10

The parties agree as follows:

1. Lessor agrees to lease the Aircraft to Lessee pursuant to the provisions of FAR 91.501 (c) (1) and to provide a fully qualified flight crew for all operations. This Agreement shall commence on a date to be specified by Lessor and communicated to the Lessee in writing (the “Effective Date”), and continue for the remaining portion of the Calendar Year (“Calendar Year” being defined as the period beginning January 1st of each year and ending December 31st of the same year). Thereafter, this Agreement may be renewed by Lessor upon the designation of a new Effective Date (the “New Effective Date”), in each subsequent Calendar Year, in which case this Agreement shall continue on from the New Effective Date for the remaining portion of that Calendar Year. Except as otherwise provided in Section 9, either party may at any time terminate this Agreement upon thirty (30) days written notice to the other party.

2. Lessee shall pay Lessor the actual expenses of each flight conducted under this Agreement, but NO MORE THAN the actual expenses of each specific flight as authorized by FAR Part 91.501 (d). Such expenses will include:

(a)	Fuel, oil, lubricants, and other additives;

(b)	Travel expenses of the crew, including food, lodging and ground transportation;

(c)	Hangar and tie down costs away from the Aircraft’s base of operation;

(d)	Insurance obtained for the specific flight;

(e)	Landing fees, airport taxes, and similar assessments;

(f)	Customs, foreign permit, and similar fees directly related to the flight;

(g)	In-flight food and beverages;

(h)	Passenger ground transportation; and

(i)	Flight planning and weather contract services.

3. Lessor will pay all expenses related to the operation of the Aircraft when incurred, and will provide an invoice to Lessee for the expenses enumerated in paragraph 2 above on the last day of the month in which any flight or flights for the account of Lessee occur. Lessee shall pay Lessor for said expenses within thirty (30) days of receipt of the invoice therefor.

4. Lessee will provide Lessor with requests for flight time and proposed flight schedules as far in advance of any given flight as possible, and in any case, at least twenty-four (24) hours in advance of Lessee’s planned departure. Requests for flight time shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the parties. In addition to the proposed schedules and flight times, Lessee shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by the Lessor or Lessor’s flight crew:

(a)	proposed departure point;

(b)	destination;

(c)	date and time of flight;

(d)	the number of anticipated passengers;

(e)	the nature and extent of luggage and/or cargo to be carried;

(f)	the date and time of return flight, if any; and

(g)	any other information concerning the proposed flight that may be pertinent or required by Lessor or Lessor’s flight crew.

5. Lessor shall have final authority over the scheduling of the Aircraft; provided, that Lessor will use its best efforts to accommodate Lessee’s needs and to avoid conflicts in scheduling, consistent with the Lessor’s use of the Aircraft in connection with its business operations. Lessor shall have no obligation under this Agreement to arrange for or to provide air travel in the event that the Aircraft are unavailable to satisfy Lessee’s requests for flight time.

6. Lessor shall be solely responsible for securing repairs, maintenance, preventive maintenance and required or otherwise necessary inspections of the Aircraft, and shall take such requirements into account in scheduling the Aircraft. No repair, period of maintenance, preventive maintenance, or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said repair, maintenance, or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command. The pilot in command shall have final and complete authority to delay or cancel any flight for any reason or condition which in his judgment would compromise the safety of the flight. No such action of the pilot in command shall create or support any liability for loss, injury, damage, or delay to Lessee or any other person.

7. Lessor shall employ, pay for and provide to Lessee a qualified flight crew for each flight undertaken under this Agreement.

8. In accordance with applicable FAR, the qualified flight crew provided by Lessor will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. Lessee specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgment of the pilot in command is necessitated by considerations of safety. No such action of the pilot in command shall create or support any liability for loss, injury, damage, or delay to Lessee or any other person. The parties further agree that Lessor shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement when such failure is caused by the demands of the

Lessor’s business operations requiring its use of the Aircraft, government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God.

9. At all times during the term of this Lease, Lessor shall maintain the following insurance coverages from insurance carriers acceptable to Lessee:

(a) Aircraft Physical Damage insurance in an amount at least equal to the fair market value of the aircraft; and

(b) Aircraft Liability Insurance – Combined Single Limit Bodily Injury and Property Damage Including Passengers $100,000,000 each occurrence. Such coverage shall:

i.	Be primary, non-contributing with any insurance maintained by Lessee;

ii.	Name Lessee and his guests as additional insureds;

iii.	Expressly waive subrogation against Lessee; and

iv.	Provide at least thirty (30) days advance written notice to Lessee of any material changes, cancellation, or non-renewal.

Lessor shall furnish Lessee with duly executed certificates evidencing all required insurance coverages, limits and requirements, together with satisfactory evidence of the premium payment as of the effective date of this Agreement. Lessor shall provide certificates of insurance upon each renewal no less than thirty (30) days prior to coverage expiration. Lessee’s acceptance of such certificates is not to be construed as any waiver of Lessee’s rights to the insurance required. Further, if Lessee fails for any reason to receive certificates or other evidence of insurance from Lessor, such failure shall not be deemed a waiver of required coverage. Lessee retains the right to terminate this Agreement immediately if Lessor fails to provide adequate and proper evidence of required insurance.

Lessor shall also bear the cost of paying any deductible amount on any policy of insurance in the event of a claim or loss.

Each liability policy shall be primary without right of contribution from any other insurance which is carried by Lessee or Lessor and shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

Lessor warrants that this Agreement has been reviewed by the insurance carrier for each policy of insurance on the Aircraft and that the relevant terms and conditions of this Agreement are acceptable to each such carrier.

10. Lessee warrants that:

(a) He will use the Aircraft for and on account of his and his guests’ personal travel needs and will not use the Aircraft for the purpose of providing transportation of passengers or cargo in air commerce for compensation or hire; and

(b) He will refrain from incurring any mechanics or other lien and shall not attempt to convey, mortgage, assign or lease the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien.

11. For purposes of this Agreement, the permanent base of operation of the Aircraft shall be 25 Allegheny County Airport, West Mifflin, PA 15122.

12. Neither this Agreement nor any party’s interest herein shall be assignable. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their representatives and successors. This Agreement constitutes the entire understanding between the parties, and any change or modification must be in writing and signed by both parties.

13. All communications and notices provided for herein shall be in writing and shall become effective when delivered by facsimile transmission (to Lessor at 412-768-2078 or to Lessee at 412-762-7399) or by Federal Express or other overnight courier or four (4) days following deposit in the United States mail, with correct postage for first-class mail prepaid, addressed to Lessor or Lessee at their respective addresses set forth above, or else as otherwise directed by the other party from time to time in writing.

14. This Agreement is entered into under, and is to be construed in accordance with, the laws of the Commonwealth of Pennsylvania and the applicable FAR.

15. TRUTH IN LEASING STATEMENT

THE AIRCRAFT, A HAWKER 800XP, MANUFACTURER’S SERIAL NO. 258567, CURRENTLY REGISTERED WITH THE FEDERAL AVIATION ADMINISTRATION AS N74PC, AND A HAWKER 800XP, MANUFACTURER’S SERIAL NO. 258369, CURRENTLY REGISTERED WITH THE FEDERAL AVIATION ADMINISTRATION AS N800XP, HAVE BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 DURING THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS LEASE.

THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. DURING THE DURATION OF THIS LEASE, THE PNC FINANCIAL SERVICES GROUP, INC. 620 LIBERTY AVE FL 19, PITTSBURGH, PA 15222, IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

THE “INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS” ATTACHED HERETO IN EXHIBIT A ARE INCORPORATED HEREIN BY REFERENCE.

I, THE UNDERSIGNED GARY J. SAULSON, AS SENIOR VICE PRESIDENT OF THE PNC FINANCIAL SERVICES GROUP, INC., 620 LIBERTY AVE FL 19, PITTSBURGH, PA 15222, CERTIFY THAT IT IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

SIGNATURE BLOCK IS ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement, intending to be legally bound.

THE PNC FINANCIAL SERVICES GROUP, INC. -Lessor

By:	/s/ GARY J. SAULSON
Name:	Gary J. Saulson
Title:	Senior Vice President

Date:	July 21, 2004

JAMES E. ROHR - Lessee

/s/ JAMES E. ROHR

Date: July 21, 2004

EXHIBIT A

INSTRUCTIONS FOR COMPLIANCE WITH “TRUTH IN LEASING”

REQUIREMENTS

1.	Mail a copy of the lease to the following address via certified mail, return receipt requested, immediately upon execution of the lease (14 C.F.R. 91.23 requires that the copy be sent within twenty-four hours after it is signed):

Federal Aviation Administration

Aircraft Registration Branch

ATTN: Technical Section

P.O. Box 25724

Oklahoma City, Oklahoma 73125

2.	Telephone the nearest Flight Standards District Office at least forty-eight hours prior to the first flight under this lease.

3.	Carry a copy of the lease in the aircraft at all times.